Exhibit 10.5

NONQUALIFIED STOCK OPTION AGREEMENT
THIS AGREEMENT, effective as of __________, 20__, is made by and between GENEOS Therapeutics, Inc. (the “Company”), a Delaware corporation, and ___________ (the “Optionee”), an outside director the Company.
Recitals:
WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of the Company’s Common Stock; and
WHEREAS, the Company has established the Company’s 2016 Equity Incentive Plan (the “Plan”), the terms of which are hereby incorporated by this reference and made a part of this Agreement; and
WHEREAS, the Committee (as hereinafter defined) has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the nonqualified stock option provided for herein under the Plan to the Optionee in consideration of the Optionee’s agreement to serve as a director of the Company and as an incentive for increased efforts during such service;
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
Article 1
DEFINITIONS
Section 1.1 -     Definitions
Whenever the following terms are used in this Agreement, they shall have the meanings specified below unless the context clearly indicates to the contrary.
“Act” shall mean the Federal Securities Act of 1933, as amended.
“Change of Control” shall have the meaning set forth in Section 10(a) of the Plan.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the Committee established in accordance with Section 2(a) of the Plan, if one has been appointed, or the Board of Directors of the Company, if no Committee has been appointed.
“Common Stock” shall mean the $.0001 par value Common Stock of the Company.

“Option” shall mean the nonqualified stock option to purchase Common Stock granted under this Agreement.
“Plan” shall have the meaning set forth in the second Recital paragraph above.
“Stockholders Agreement” shall mean any stockholders agreement among the Company and its stockholders existing on the date the Option (or its respective portion) is exercised.
“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Termination of Service” shall mean the time when the Optionee ceases to be a director of the Company for any reason.
ARTICLE 2
GRANT OF OPTION
Section 2.1 -     Grant of Option
Effective as of the date hereof, the Company grants to the Optionee the Option to purchase any part or all of an aggregate of [_______] shares of Common Stock upon the terms and conditions set forth in this Agreement. The Option shall be subject in all respects to the provisions of this Agreement and of the Plan. The Option is not intended to be an incentive stock option under Section 422 of the Code.
Section 2.2 -     Purchase Price
The purchase price of the shares of Common Stock covered by the Option shall be $[___] per share.
Section 2.3 -     Adjustments in Option
The number of shares subject to issuance upon exercise of the Option and the purchase price thereof are subject to adjustment in accordance with Section 3(b) of the Plan.
ARTICLE 3
EXERCISABILITY OF OPTIONS
Section 3.1 -     Exercisability
(a)    Subject to the provisions of this Article 3, the Option shall vest and become exercisable vest in three consecutive annual installments of _____ shares each on _________, 201_, ___________, 201_ and ___________, 201_, respectively; provided that the Optionee continues to serve as a director of the Company on the applicable vesting date [Confirm vesting and acceleration.]

(b)    No portion of the Option that is not exercisable at the time of the Optionee’s Termination of Service shall thereafter become exercisable.
Section 3.2 -     Duration of Exercisability
Upon vesting, the installments provided for in Section 3.1 shall be cumulative. Each such installment that vests and becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.
Section 3.3 -     Termination of Option
The Option may not be exercised to any extent after the first to occur of the following events:
(a)    The expiration of ten years from the date the Option was granted; or
(b)    The expiration of one year after the Optionee’s Termination of Service.
Section 3.4 -     Acceleration of Exercisability
If a Change of Control shall occur prior to the termination of the Option pursuant to Section 3.3, all of the shares purchasable upon the exercise of the Option that have not yet vested as of the effective date of the Change of Control shall vest and become immediately exercisable at that time, notwithstanding anything to the contrary set forth in Section 3.1.
ARTICLE 4
EXERCISE OF OPTION
Section 4.1 -     Person Eligible to Exercise
During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Optionee’s personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.
Section 4.2 -     Partial Exercise
Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for whole shares only.
Section 4.3 -     Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:
(a)    Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or any portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee;
(b)    ((1)    Full payment (in cash or by check) for the shares with respect to which the Option or portion is exercised; or
(ii)    If the Committee in its sole discretion shall so permit, shares of Common Stock owned by the Optionee duly endorsed for transfer to the Company with a fair market value on the date of delivery equal to the aggregate purchase price of the shares with respect to which the Option or portion is exercised; or
(iii)    If the Committee in its sole discretion shall so permit, a combination of the consideration provided in the foregoing subsections 4.3(b)(i) and 4.3(b)(ii);
(c)    A bona fide written representation and agreement in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise the Option or portion, stating that the shares of stock are being acquired for the Optionee’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Act, and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise the Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional action it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this subsection 4.3(c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection 4.3(c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares;
(d)    A written joinder to the Stockholders Agreement, if a Stockholders Agreement shall be in effect, as provided in Section 5.2 hereof; and
(e)    In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 -     Conditions to Issuance of Stock Certificates
The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares that have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such shares to listing on all stock exchanges or stock markets on which such class of stock is then listed;
(b)    The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, that the Committee shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any state or federal government agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
(d)    The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.
Section 4.5 -     Rights as Stockholder
The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such part of the Option is exercised in accordance with its terms.
ARTICLE 5
TRANSFER OF OPTIONS AND SHARES
Section 5.1 -     Options Not Transferable
Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or the Optionee’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.
Section 5.2 -     Right of First Refusal; Repurchase Right; Joinder to Stockholders Agreement

The provisions of Section 9 of the Plan shall be applicable to any shares of Common Stock issued under this Agreement. As a condition to the exercise of the Option or any portion thereof, the Optionee or other person entitled to exercise the Option shall enter into a written joinder to the any Stockholders Agreement if required by the Committee.
ARTICLE 6
MISCELLANEOUS
Section 6.1 -     Administration
The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.
Section 6.2 -     Withholding
All amounts which, under federal, state or local law, are required to be withheld from the amount payable with respect to any Option shall be withheld by the Company. Whenever the Company proposes or is required to issue or transfer shares of Common Stock, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.
Section 6.3 -     No Right of Continued Service
Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue as a director of the Company, as the case may be, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the service of the Optionee at any time for any reason whatsoever, with or without cause.
Section 6.4 -     Notices
Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the Optionee’s signature hereto. By a notice given pursuant to this Section 6.4, either party may hereafter designate a different address for notices to be given to such party. Any notice that is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of the Optionee’s status and address by written notice under this Section 6.4. Any notice shall have been deemed duly given when sent by U.S. mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed facsimile.

Section 6.5 -     Survival
Each provision of this Agreement that, by its terms, is intended to survive beyond the exercise of the Option shall continue in effect thereafter until such time as such term shall no longer apply.
Section 6.6 -     Entire Agreement
This Agreement and the Plan set forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties regarding the Option.
Section 6.7 -     Successors and Assigns
This Agreement shall inure to the successors and assigns of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by the Optionee, except to the extent expressly permitted herein.
Section 6.8 -     Titles
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

(Signature page follows.)

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.
GENEOS THERAPEUTICS, INC.

By:

Name:

Title:

Signature of Optionee

Name of Optionee

Optionee’s Address:

Social Security Number: